Exhibit 10.22

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PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

COLLABORATION AGREEMENT

THIS AGREEMENT is made the sixth day of December, 2004

Between

atugen AG, a company incorporated under the laws of Germany, whose registered office is at Robert-Rössle-Str. 10, D13125 Berlin, Germany (hereinafter “Atugen”), of the first Part; and

Quark Biotech, Inc., a private limited company incorporated under the laws of California whose principal office is at 6540 Kaiser Drive, Fremont CA 94555, U.S.A. and QBI Enterprises Ltd., a private company incorporated under the laws of the State of Israel whose principal office is at Weizmann Science Park, P.O. box 4071, Nes Ziona 70400, ISRAEL, of the second Part (together hereinafter, “QBI”)

WHEREAS

A.                         Atugen has established proprietary technology and patent rights related to the development and manufacture of siRNA molecules potentially silencing any target in any species and has filed a patent application directed to biological aspects relating to the 801 gene in the field of cancer

B.                           QBI owns patent rights and know-how directed to the structure and function of the 801 gene and its role in diseases;

C.                           Atugen and QBI wish to engage in a collaborative research program with the aim of using Atugen’s technology to develop products directed to the 801 gene, for the treatment of cancer and other diseases in humans;

NOW, THEREFORE, it is agreed as follows:

1.             DEFINITIONS

“Affiliate” means any enterprise which controls, is controlled by, or is under common control with, such party as long as such control exists. For the purpose of the preceding sentence, the word “control” means the ownership of at least 50% of the outstanding voting stock of such enterprise or, a comparable equity interest in any other type of entity

“Atugen Background Technology” means any and all inventions, discoveries, methods and processes, improvements, know-how, technical information, data or other technology that is heretofore or hereafter discovered, conceived, made, developed and/or reduced to practice by Atugen or its Affiliates, or owned in whole or in part by, or licensed (with a right to sublicense) to Atugen or its Affiliates and relates to: (i) the development and manufacture of siRNA molecules silencing gene targets in animals and humans, and (ii) the preparation of (liposome-based) formulations for the delivery of siRNA therapeutic products, as well as any and all intellectual property rights therein, including without limitation Patent Rights, copyright, trademark or trade secret rights. Atugen Background Technology related to patents and patent applications as of the date of this Agreement is identified in Schedule A1. The term Atugen Background Technology does not include the Atugen Program IP.

“Atugen Existing IP” means the Atugen Background Technology, and the Atugen Program IP.

“Atugen Products” – shall mean Products and Drug Products for the treatment of cancer in humans.

“Atugen Program IP” means certain stabilized, chemically modified siRNA molecule(s) silencing the human 801 gene and the mouse 801 gene that have been developed by Atugen prior to the date of this Agreement and certain lipids and liposome-based formulations, as identified in Schedule A2 hereto, and any and all intellectual property rights therein, including without limitation Patent Rights, copyright, trademark or trade secret rights.

“Clinical Development” means the trials conducted in human subjects to determine the safety, efficacy and pharmacokinetics of a compound as required by the US FDA. Clinical Development includes Phase I, Phase II, Phase III (and IV if required), and the New Drug Application (NDA) for Regulatory Approval by the FDA .

“First Commercial Sale” means the first sale to a third party in an arm’s length transaction for use or consumption in such country after required Regulatory Approval has been granted by the relevant regulatory authority in such country, provided that in a Major Market the First Commercial Sale shall not be deemed to have commenced until the annual Net Sales in that market exceeds [ * ].

“Formal Preclinical Development” means the aggregate of in vitro and in vivo studies required by the US FDA to determine the potential risk a compound poses to man and the environment, necessary and sufficient for an IND approval.

“Drug Product” means the Product formulated (such as e.g. using liposome-based Atugen Background Technology) for administration to man.

“IND” means an Investigational New Drug application filed with the FDA for a Drug Product in order to obtain approval for the commencement of clinical trials

“Know-How” means unpatented technical and other information, including information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical,

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analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to, and information from, ethical committees and regulatory authorities.

“Major Markets” shall mean any of: [ * ].

“Net Sales” shall mean the aggregate gross sales of any Product invoiced to third parties in an arm’s length transaction by QBI or Atugen or their Affiliates, less the following deductions (to the extent that such deductions are actually shown on the relevant invoices to third-party customers):

(a)          any tax, duty or other governmental charge on the import or export, sale or use of any royalty-bearing Product (not including franchise tax or income tax);; and

(b)         actual costs of transportation and insurance if invoiced to the customer; and

(c)          and [ * ] deduction of [ * ] of the price invoiced for Products to cover all the usual sales expenses such as charges or allowances given or normal trade discounts allowed or commissions paid in lieu of trade discounts as well as credits or allowances given or made on account of return or rejection of any royalty-bearing Product;

“Patent Rights” shall mean any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, continuations, continuations-in-part, divisions, reissues, renewals, and all patents granted thereon, and (c) all patents-of-addition, reissue patents, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.

“Products” means RNAi products that are (i) based on the Existing Atugen IP or discovered, developed or produced using the Existing Atugen IP, and (ii) are based on the QBI Existing IP and directed to the 801 gene.

“Proof of Concept” means those [ * ] that a Party deems [ * ].

“QBI Existing IP” means the present and future Patent Rights and Know-How owned by QBI and directed to the 801 polypeptide, to nucleic acid encoding the 801 polypeptide, antibody to the 801 polypeptide, antisense and siRNA to 801 gene and methods of treatment of diseases using these,including but not limited to rights to patents and patent applications listed in Schedule B.

“QBI Products” means Products and Drug Products for the treatment of human diseases other than cancer.

“Regulatory Approval” shall mean any and all MAA (Marketing Authorization Application) approvals or post-MAA approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department,

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bureau or other governmental entity necessary for the development, manufacture, use, storage, import, transport, promotion, marketing and sale of a product in a country.

“Sublicense Royalties” shall mean net revenues from any royalties or similar payments that a Party or an Affiliate of a Party receives from a sublicensee on account of sales of Products by such sublicensee or its sublicensee

“Valid Patent Claim” shall mean: (i) a claim under an issued and unexpired patent which has not been revoked, held unenforceable or invalidated by a decision of a court or other governmental agency of competent jurisdiction, is unappealable or for which an appeal has not been filed within the time allowed for appeal and which has not been discharged, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (ii) a claim in a pending patent application, which application: (a) is under active prosecution; or (b) for which formal examination has been requested; or (c) is a provisional application, the benefit of which can be claimed in a non-provisional application.

2.             SCOPE OF THE COLLABORATION

The Parties shall undertake the following activities in accordance with the terms of this Agreement, all of which shall together comprise the “Collaboration” for the purposes of this Agreement:

2.1           In the first stage of the Collaboration the Parties shall undertake a joint research program for the purpose of developing a Product or Products, which shall potentially have application in both Parties’ therapeutic area of interest. Such program shall include all research required for the development of such Products towards submission of an IND up to and including the Proof of Concept studies in animals, in accordance with the provisions of Section 3 herein (the “Joint Research Stage”);

2.2           In the second stage of the Collaboration, following the Joint Research Stage, each Party or its sublicensee shall independently undertake, at its own expense, such further pre-clinical and clinical drug development activities as are necessary to obtain Regulatory Approvals for the commercialization of Products in such Party’s therapeutic area of interest (the “Development Stage”). During the Development Stage of Collaboration the Parties shall determine which, if any, Formal Preclinical Development or Clinical Development studies are suitable to both Parties’ therapeutic category of interest and benefit both their Formal Preclinical Development or Clinical Development and shall cooperate with each other in the performance of such studies, in accordance with the provisions of Section 4.3 herein (the “Joint Development Program” ).

3.             THE JOINT RESEARCH STAGE

3.1.          Objectives of the Joint Research Stage The Parties shall undertake a joint research program with the overall objective of identifying and developing Product candidates related to 801 gene in each Party’s therapeutic area of interest up to and including Proof of Concept in vitro cell culture studies , in accordance with a detailed research plan which shall be agreed upon by the Parties as provided in Section 3.3.1

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(the “Joint Research Program”). For the avoidance of doubt, it is agreed that any studies in animals shall be made by either party on its own account unless the Parties otherwise agree upon. Once agreed upon, the Joint Research Program shall be attached as Schedule C to this Agreement and shall form an integral part thereof. The Joint Research Program may be up-dated and amended with the written consent of both Parties or the unanimous approval of the Steering Committee.

3.2.          Research Period. The Joint Research Program shall commence on the date upon which the Joint Research Plan is approved by the Parties in accordance with Section 3.3.1 below (the “Commencement Date”). The Joint Research Program shall continue for a period of [ * ] from the Commencement Date (the “Research Period”), and may be extended by the decision of the Steering Committee (as defined below) or by mutual written consent of the Parties.

3.3          Conduct of the Joint Research Program

3.3.1           The Joint Research Program. The Joint Research Program, comprising a detailed research plan and time-frame, shall be prepared and approved by the Parties by no later than [ * ] from the date first above written (the “Effective Date”). The Joint Research Program shall be divided into the tasks to be performed by each Party (each, a “Research Task”), and shall provide the following details with respect to each Research Task:

(a)                                            The objectives of the Research Task

(b)                                           The Party who shall be responsible for performing the Research Task (each, a “Performing Party”);

(c)                                            The specific activities that must be performed to complete the Research Task and the work product that must be produced and delivered by the Performing Party (the “Research Task Deliverables”).

(d)                                           The Party or Parties who will benefit from the results of the Research Task and bear the costs thereof as provided in Section 3.6.

(e)                                            The timeframe for performance of the Research Task (a “Research Task Timeframe”); and

(f)                                              The anticipated cost of the Research Task (the “Cost Estimate”).

3.3.2           Preparation of Research Task Costs Estimates The Party or Parties responsible for each Research Task shall be responsible for preparing the Cost Estimate, and shall submit it to the other Party for its approval.

3.4          Steering Committee

3.4.1        Membership and Functions.  The parties hereto agree to establish a Steering Committee (SC) which shall comprise four members, two representatives, designed by either party. the chairperson of the SC shall be designated semi-annually on an alternating basis between the parties. The initial

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chairperson shall be selected by [ * ]. The party not designating the chairperson shall designate one of its representative members as secretary to the SC for such period. Each party shall be free to change its representative members upon notice to the other party.

3.4.2 The Steering Committee shall manage the specific objectives and activities of the Joint Research Program and the Joint Development Program. Specifically, the Steering Committee shall be responsible for the following functions:

(a)                                 Updating the Joint Research Program from time to time in accordance with the recommendations of the Parties. Such updates, once approved, shall be recorded and signed by both Parties and shall be incorporated herein as amendments to Schedule D. Such updates may involve the addition, alteration, or cancellation of entire Research Tasks or the alteration of specific details within each Research Task, such as the Research Task Deliverables, Research Task Timeframe, or Research Task Cost Estimate.

(b)                                Monitoring implementation of the Joint Research Program and Joint Development Program by the Parties, including the accomplishment of key objectives and the devotion of appropriate resources.

(c)                                 Determining whether the Research Task Deliverables have been achieved at the end of each Research Task.

(d)                                Determining patenting strategy with respect to the Joint Program IP, including the timing of patent application filing and the choice of the prosecuting party for each invention within the Joint Program IP.

(e)                                 Determining the policy on the publication of the results of the Joint Research Program and the Joint Development Program.

(f)                                   Acting as the first forum in the resolution of disputes.

3.4.2        Meetings of the Steering Committee. Meetings of the S C shall be held at least once every [ * ] during the Joint Research Program and the Joint Development Program, at times and places as agreed upon at the prior meeting of the S C, and may be conducted in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Either Party may also convene a special meeting of the S C at any time for the purpose of deciding any matter within the authority of the Steering Committee, by providing [ * ] written notice to the other Party. The chairperson shall be responsible for sending notices of the meetings to all members.

Two weeks prior to each SC meeting, a summary of progress of the development work of either party shall be provided by either party to the members of the SC.

3.4.3                Decisions of the Steering Committee. The Steering Committee shall make all decisions unanimously. Deadlock will be resolved by submission of the issue

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jointly to the CEO’s of QBI and Atugen, and if the parties are unable to reach a solution within [ * ] of such submission, the matter may be referred for resolution by either Party under Section 12. The Steering Committee will keep full records of all its decisions and minutes of its meetings will be circulated to each party and available for inspection by the parties on request.

Within [ * ] after each SC meeting, the secretary of the DMC shall prepare and distribute minutes of the meetings, which shall provide a description in reasonable detail of the discussions held at the meeting and list any actions, decisions or determinations approved by the SC.

The secretary shall be responsible for circulation of all draft and final minutes. The draft shall first be circulated to the chairperson, edited by the chairperson and then circulated in the final draft form to all members of the SC, sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting.

The minutes shall be approved or disapproved and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the SC.

3.4.4                Expenses of Steering Committee Members. For the avoidance of doubt, each party shall bear the travel accommodation and subsistence expenses of its staff involved in Steering Committee meetings.

3.5           Obligations of the Parties Pursuant to the Joint Research Program

3.5.1        Diligence Obligations of the Parties.  Each of the Parties agrees to diligently and timely perform its obligations pursuant to the Joint Research Program. Without limiting the generality of the foregoing, each Party undertakes to commit its resources and to exert the efforts necessary and reasonable and consistent with its normal business practices to execute and perform the Research Tasks assigned to such Party in the Joint Research Program, to maintain and utilize the scientific staff, laboratories, offices and other facilities consistent with such undertaking, and to reasonably cooperate with the other Party in the conduct of the Joint Research Program.

3.5.2        Supply of Products and Product Candidates by Atugen during the Joint Research Program.  During the Joint Research Program, Atugen shall be responsible for developing and manufacturing (or having manufactured) the siRNA molecules in quantities of up to [ * ] that are identified as potential Product candidates by the Parties (“Product Candidates”), and shall manufacture (or have manufactured) and supply quantities of up to [ * ] of such Product Candidates to the Parties, as needed by the Parties to perform their obligations pursuant to the Joint Research Program. The supply of Product Candidates by Atugen during the Research Stage shall be detailed as Research Tasks within the Joint Research Program, and the timing, quality and quantity of Product Candidates supplied by Atugen shall be defined as Research Deliverables for the purposes of this Agreement.

3.5.3        Transparency of Research. The Parties shall communicate frequently by way of written communication such as reports, letters, e-mails, by phone conversations, meetings and visits to each other’s site in order to keep each other informed at all times of the work performed by each Party under the Joint Research Program. Each Party shall provide the other party and the Steering Committee with quarterly

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written summary reports at the end of each three-month period specifying the activities undertaken by that party pursuant to the Joint Research Program and the results in such details to allow a qualified judgement. Specifically the Parties undertake to inform the Steering Committee of any and all results of all Research Tasks performed under this Agreement, including studies (if any) performed for them by third parties, including the Proof of Concept in vivo studies. Further, each Party shall provide all necessary data, results, documentation and information in its possession that was generated in the course of the Joint Research Program and in the event that the parties jointly participated in a Joint Development Program pursuant to Section 4, the Joint Development Program, to support regulatory applications such as for example IND or NDA/BLA. Each Party shall have the right to send members of its staff to visit the sites at which work on the Joint Research Program is being conducted by the other Party, or its Affiliates, in order to review and discuss the progress and results of the Joint Research Program and/or Joint Development Program, provided such visits are at reasonable times and are for a period to be agreed between the parties, and provided reasonable prior notice is given. The Party sending such visitors shall be responsible for meeting the travel, subsistence and accommodation expenses of its staff.

3.6          Funding of the Joint Research Program.

3.6.1        Funding of Research Tasks for the Benefit of Both Parties.  Where a Research Task has been identified in the Joint Research Program as being for the joint benefit of the Parties, each Party shall [ * ] such Research Task, up to the amount set forth in the applicable Cost Estimate according to the then current Joint Research Program (Schedule C).

3.6.2        Funding of Research Tasks for the Benefit of One Party.  Where a Research Task has been identified in the Joint Research Program as being for the sole benefit of one Party, such Party shall [ * ] such Research Task, up to the amount set forth in the applicable Cost Estimate according to the then current Joint Research Program (Schedule C).

3.6.3        Payments. Upon Successful Completion of each Research Task, the Performing Party shall issue an invoice to the other Party for its share (if any, in accordance with Sections 3.6.1 and 3.6.2 above) of the actual costs incurred by the Performing Party, up to the amount set forth in the relevant Cost Estimate, and the other Party shall pay the amount invoiced within thirty days of receipt thereof. A Party performing several Research Tasks may issue a consolidated invoice for all such Research Tasks upon Successful Completion of the last thereof. For the purposes of this Section the term “Successful Completion” shall mean achievement of the relevant Research Task Deliverables as determined by the Steering Committee.

3.6.4        Failure to Perform Notwithstanding anything to the contrary in this Section 3.6, a Party shall not be required to pay its share of the costs for a Research Task if the Performing Party failed to deliver the Research Task Deliverables as set forth in the then current Joint Research Program within the Research Timeframe, provided that (i) such failure is not due to a good scientific reason or other reasons beyond the control of the Party, and (ii) such failure or delay has not been cured and continued for a period in excess of [ * ] (a “Failure to Perform”). In the event of a Failure to Perform, the non-Performing Party shall have the right, at its sole discretion,

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to (i) assume performance of the Research Task from the Performing Party, and the Performing Party shall be required to transfer to the other Party, at its request, any and all Know How and Material in the possession of the Performing Party that is useful or necessary for the performance of the Research Task, and shall grant the other Party a license to use the same to the extent necessary to perform the Research Task, or (ii) to terminate this Agreement in accordance with Section 11.3.

4.             DEVELOPMENT STAGE

4.1          Preparation of Third Party Manufacturer for the Joint Development Stage

3.7.1        The Parties agree that [ * ] shall be approached first as the potential major third party manufacturer for the purpose of manufacturing Products and Drug Products meeting the cGMP standards required by the U.S FDA and supplying Products in suitable quantities for use in each Party’s individual development program and (if applicable) in the Joint Development Program. As QBI will be the first Party requiring such cGMP quality of Products, QBI will negotiate and enter into a Manufacturing and Supply Agreements securing, however, that Atugen is fully embedded into the flow of information by receiving copies of reports, changes of the program and project, quantities produced and delivered and that Atugen shall have the right and option to be supplied byQBI’s selected manufacturers. on Atugen’s expense  Atugen shall prepare and provide to such common third-party manufacturers and to QBI an up-to-date dossier, which atugen has developed with its partner and which has proven to be suitable for a production of specific 801-siRNA molecules at such partners’ manufacturing facilities. It is understood and agreed that the manufacturers will have to adapt such Manufacturing Process File (the “Manufacturing Process File “) to its own conditions. The Manufacturing Process File intends to describe the Product manufacturing process in sufficient detail (and in any event, at least that level of detail indicated in Schedule D) to (i) enable the preparation of a Drug Master File (DMF) for submission in the IND application and (ii) to enable the selected third party manufacturer (or manufacturers) to practice the Product manufacturing process. For the removal of doubt it is clarified that Atugen’s obligations to prepare, deliver, and update the Manufacturing Process File pursuant to this Section 4.1 shall remain in effect even if Atugen does not participate in the Joint Development Program or its participation in the Collaboration is terminated pursuant to Section 11; however, if Atugen terminates this Agreement in its entirety pursuant to Section 11.2 (ii), Atugen has no longer such obligation pursuant to this Section 4.1. For the removal of doubt Atugen has no further obligation to prepare and provide additional information other than given in the Manufacturing Process File, even if this information may not be sufficient for the preparation of a DMF.

4.2.          Completion of Joint Research Program. The Joint Research Program shall be deemed completed upon decision of the Parties to proceed to Development Stage and perform the Joint Development Program. In the event that the Parties do not make such decision at the same time, the Development Stage shall commence when one Party notifies the other in writing that it has commenced Formal Preclinical Development of a Product following completion of Proof of Concept studies (i.e. in vitro cell

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culture studies) in such Party’s therapeutic area of interest (the “Development Commencement Date”). The first Party to commence Formal Preclinical Studies shall promptly notify the other Party thereof and shall be referred to hereinafter as the “Initiating Party”, and the other Party shall be referred to hereinafter as the “Non-Initiating Party”. For the removal of doubt, it is clarified that a Party has the right to initiate Formal Preclinical Development of the Product even if the other Party has not yet completed the Proof of Concept studies for the Product in his therapeutic category of interest. It is agreed, however, that the Initiating Party shall keep the other party informed of the progress of its Formal Preclinical Development by sending [ * ] summary reports with the essential data and results to enable the other party to a qualified decision.

4.3           Initiation of the Joint Development Program. For a period of [ * ] after the Development Commencement Date, the Non-Initiating Party shall have the right, but not the obligation, to join with the Initiating Party in the performance of a Joint Development Program, by providing the Initiating Party with a notice of participation (a “Participation Notice”). The Non-Initiating Party may participate in the Joint Development Program even if it has not yet completed its Proof of Concept studies in its therapeutic area of interest. Upon delivery of a Notice of Participation by the Non-Initiating Party, the Parties shall prepare and implement the Joint Development Program in accordance with the provisions of Section 4.5 below.

(a)                      In the event that the Non-Initiating Party joins the Development Program during the period of [ * ] after the Development Commencement Date, the Non-Initiating Party shall reimburse to the Initiating party [ * ] of all costs incurred by the Initiating Party during the period between the Development Commencement Date and the Participation Notice.

(b)                     In the event that the Non-Initiating Party joins the Development Program during the period between [ * ] after the Development Commencement Date, the Non-Initiating Party shall reimburse to the Initiating party [ * ] of all costs incurred by the Initiating Party during the period between the Development Commencement Date and the Participation Notice.

It is clarified that the Non-Initiating Party shall not be obliged to join the Initiating Party in performing a Joint Development Program even if it has completed its Proof of Concept studies in its therapeutic area of interest or at any time. In the event that the Non-Initiating Party does not notify the Initiating Party of its decision to join in for the performance of the Joint Development Program within [ * ] from the Development Commencement Date, no Joint Development Program shall be performed. For the removal of doubt, the non-performance of the Joint Development Program shall not, except in the circumstances set forth in Section 4.4 below, affect any of the other rights and obligations of the Parties pursuant to this Agreement

Notwithstanding anything to the contrary in this Section 4.3, in the event that a Party has sublicensed the development of Products in its therapeutic area of interest to a sublicensee in accordance with Section 6.3, such sublicensee shall not be obliged to enter into a Joint Development Program with the other Party in accordance with this Section 4.3.

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4.4. Preparation of the Joint Development Program. Upon receipt of a Participation Notice from the Non-Initiating Party in accordance with Section 4.3, the Parties shall prepare and the Steering Committee shall meet to determine the Joint Development Program. The Joint Development Program shall include specifically those studies of the Formal Preclinical Development or Clinical Development studies required by each Party for their specific independent development program, and that are suitable to both Parties’ therapeutic category of interest and benefit both their Formal Preclinical Development and Clinical Development. The Joint Development Program shall detail the studies, timetable, Cost Estimates and payment terms and schedules and shall be incorporated into this agreement as a new Schedule F. Other than as provided in the Joint Development Program each Party shall be responsible for [ * ].

4.5.          Implementation of the Joint Development Program. Unless otherwise agreed, the Initiating Party shall be responsible for implementing the Joint Development Program and shall report to the Steering Committee and to the Non-Initiating Party. It is clarified that the Steering Committee shall be operative during the Joint Development stage in accordance with Section 3.4 above and the Parties shall cooperate with each other as provided in Section 3.5.3.

4.6           Funding of the Joint Development Program. Each Party shall each bear [ * ] by QBI or Atugen in the performance of the Joint Development Program. The payment schedule shall be agreed upon by the Parties and detailed in Schedule F to this Agreement. In the event that either Party withdraws from the Joint Development Program in accordance with Section 4.7 below, such Party shall [ * ].

4.7.          Termination of Participation in the Joint Development Program. Either Party may terminate its participation in the Joint Development Program by providing the other Party with [ * ] written notice. In such case the followings shall apply:

(a)          The rights and licenses granted by one Party to the Other Party pursuant to this Agreement shall remain in full force and effect, subject to the obligations of the Parties pursuant to this Agreement.

(b)         Each Party shall transfer to the other Party, and shall cause all of its sublicenses or Affiliates to transfer to the other Party, by no later than [ * ] from the date of termination of participation under this Section 4.7 all Know-How and Materials relating to (a) the Joint Program IP, and (b), the information, data, Know How developed under this Agreement, to the extent necessary or useful for the development, manufacture, marketing and sale of Products and Drug Products in the other Party’s therapeutic area of interest.

(c)          Atugen shall update the Product Manufacturing Process file and shall forward it to QBI in sufficient detail to enable preparation of a DMF or the IND and further to enable QBI to manufacture or have manufactured the Product and the Drug Product during the Development Stage and for commercial purposes. Atugen’s obligations under 3.7.1 shall survive such termination of participation in the Joint Development Program.

4.8   Diligent Performance of the Development and Commercialization Obligations of the Parties.

4.8.1. Diligent Performance of Development. Each Party, by itself or through

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its Affiliates or sub licensees, undertakes to employ commercially reasonable efforts, including funding consistent with such efforts, to develop Products in accordance with such Party’s own individual development plan and (if applicable) the Joint Development Program and to achieve the Development Milestones set forth in Section 11.4. Specifically, each Party, by itself or through Affiliates or sublicensees, undertakes to employ its best efforts, including funding consistent with such efforts, to carry out all efficacy, pharmaceutical, safety, toxicological and clinical tests, trials and studies and all other activities necessary in order to obtain Regulatory Approval for the production, use and sale of Products in such Party’s therapeutic area of interest. In the event that a Party (or its Affiliates of sublicensees) does not achieve the Development Milestones set, the other Party may terminate the licenses granted to the Non-Achieving Party as set forth in Section 11.4.

4.8.2. Progress Reports. During the period commencing on the Development Commencement Date and ending upon the receipt of the Regulatory Approval for a Product each Party (or Affiliate or sublicensee) shall make periodic progress reports to the other Party with a frequency of not less than each [ * ] (the “Progress Reports”) whether or not the Joint Development Program has been initiated.

4.8.3. Commercial Manufacture of Product. Following completion of the Development Stage, each Party shall be entitled, at such Party’s sole discretion, to (i) continue obtaining supplies of the Products and Drug Products for all of such Party’s commercial needs from the third party-manufacturer appointed by the Parties in accordance with Section 3.7.1 or (ii) to appoint and qualify a different or additional manufacturer to supply such Party with commercial quantities of Products and Drug Products, and the provisions of Section 3.7.1 shall apply, mutatis mutandis, to such additional or different manufacturer.

4.8.4        Diligence in Commercialization. During the period commencing with the receipt of Regulatory Approval by a Party or sub licensee for Products in a given country, such Party shall, and shall ensure that its Affiliates and sub licensees shall, use its or their best efforts, including funding consistent with such efforts, to promote, market and sell such Products in such country.

5.             INTELLECTUAL PROPERTY

5.1           Ownership

5.1.1        Existing IP. Each Party shall remain the sole owner of its Existing IP, and shall have no right in or to the Existing IP of the other Party, except in accordance with the licenses set forth herein.

5.1.2        Improvements to Atugen Background Tech nology  Atugen shall own any improvements that relate directly to the Atugen Background Technology and are of a general technology nature, rather than directed to specific target genes or products, which are made, invented, discovered, or reduced to practice by either Party in the course of the Collaboration.

5.1.3        Joint Program IP  The Parties shall jointly own all inventions, discoveries, know-how, trade secrets, methods, information, data, or Materials that are first

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made, invented, discovered or reduced to practice by either Party in the conduct of the Joint Research Program, or the Joint Development Program (hereinafter, “Joint Program IP”). The Joint Program IP shall include patent applications directed to specific anti-801 siRNAs.

5.2           Assignment and Perfection of Interest. Each Party agrees to cooperate with the other Party and to take all reasonable action and to execute, or have its employees, agents or consulta nts execute, all documents necessary to effectuate any assignment necessary to achieve joint ownership of the Joint Program IP. All patent applications and issued patents covering Joint Program IP shall be jointly owned and shall be prosecuted in accordance with Section 7.

6.             LICENSES

6.1.          Grant By QBI

6.1.1. Research License. Subject to the terms of this Agreement, QBI hereby grants to Atugen a non-exclusive, world-wide, royalty free license, without the right to sublicense, under the QBI Existing IP and the Joint Program IP, to perform the Joint Research Program and the Joint Development Program.

6.1.2        Development and Commercialization License Subject to the terms of this Agreement, QBI hereby grants to Atugen an exclusive, royalty bearing, world-wide license with the right to sublicense as set forth in Section 6.3, under the QBI Existing IP and the Joint Program IP, to develop, manuf acture and/or have manufactured and commercialize import, market, sell and otherwise commercialize Atugen Products.

6.2           Grant By Atugen

6.2.1        Research License. Subject to the terms of this Agreement, Atugen hereby grants to QBI a non-exclusive, world-wide, royalty free license, without the right to sublicense, under the Atugen Existing IP and the Joint Program IP, to perform the Joint Research Program and the Joint Deve lopment Program.

6.2.2.       Development and Commercialization License Subject to the terms of this Agreement, Atugen hereby grants to QBI an exclusive, royalty bearing, world-wide license, with the right to sublicense as set forth in Section 6.3 under the Atugen Existing IP and the Joint Program IP, to develop, use, manufacture and/or have manufactured, import, market, sell and otherwise commercialize QBI Products.

6.3           Sublicenses

6.3.1. Sublicense Grant. Each Party shall be entitled to grant sublicenses to third parties under the development and commercialization license granted to such Party pursuant to Section 6.2.1.6 or 6.2.2.6 above, on terms and conditions in compliance with and not inconsistent with the terms of this Agreement (a “Sublicense”). Such Sublicenses shall be made for consideration and in arm’s length transactions.

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PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.3.2. Sublicense Agreements. Sublicenses shall only be granted pursuant to written agreements, which shall be in compliance and not inconsistent with and shall be subject and subordinate to the terms and conditions of this Agreement. Any act or omission by a sub licensee, which would have constituted a breach of this Agreement had it been an act or omission by the Party granting such Sublicense, shall constitute a breach of this Agreement

7.             PATENT PROSECUTION AND MAINTENANCE

7.1           Upon decision of the Steering Committee to file a Patent Application for the Joint Program IP (such Patent Applications, and all Patent Rights issued with respect thereto, the “Joint Patents”), such Patent Application shall be filed, prosecuted and maintained by the Party nominated by the Steering Committee for the specific Patent Application (the “Filing Party”) in the joint names of Atugen and QBI. The Filing Party shall consult with the other Party about the contents of each Joint Patent Application prior to its filing, and shall obtain the other Party’s approval thereto, such approval not to be unreasonably withheld. Unless otherwise determined by the Steering Committee each Joint Patent shall be filed in [ * ] and in such additional countries, as the parties will agree. The costs of filing and maintaining the Joint Patents shall be borne equally by the Parties. Each Party shall promptly provide to the Filing Party all information, data or other assistance including, without limitation, the execution of any documents or instruments, necessary to enable such party to file, prosecute and defend the Patents and Patent Applications.

7.2           If either Party gives written notice to the other Party that it does not wish to fund a Joint Patent (i) for a specific claim relating to the Joint Program IP, or (ii) in a particular country, or fails to respond within [ * ] to a written request by the other party that it state its intention with respect to such Joint Program IP, or if a Party fails to reimburse the Filing Party for its half of the patent prosecution and/or maintenance expenses relating to such Joint Patent within thirty days of Filing Party’s invoice for the same, the other Party shall have the right to file, in its own name and at its own expense, such Patent Application, or application for such specific claim or in such country. In such event, the Filing Party shall have the exclusive right to develop Products derived from or covered by the claims in such patent application.

7.3           Infringement of IP by Third Parties

7.3.1        If either Party by itself or through an Affiliate or sublicensee becomes aware that a third party is infringing any rights in the Joint Program IP, or if either Party becomes aware of any allegation by a third party that the activity of either of the Parties hereunder infringes or may infringe a patent of such third party, that party will promptly provide the other with written notice thereof. The Filing Party (or its sublicensee) shall have the initial right to bring a claim for infringement or to defend such claim at the parties’ joint expense, except that it shall keep the other Party reasonably informed of its progress on the claim.

7.3.2   In the event that the Filing Party or its sublicensee fails to institute a suit for infringement or fails to defend such claim (as the case may be) or take other reasonable action in response to such action pursuant to subsection 7.3.1 within [ * ] after notice of such infringement, the other Party or its sublicensee will have the right,

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but not the obligation, to institute such suit or defend the claim as the case may be or take other appropriate action in its own name to enforce the applicable patent or infringed right or defend the claim. Regardless of which party brings the action, the non-enforcing party agrees to provide the enforcing party with all assistance reasonably requested by the enforcing party, and at the expense of the enforcing party, including without limitation, joining as a party to such action where legally required for the conduct or prosecution of such action. Any damages or other monetary recovery, whether by settlement or otherwise, shall [ * ], and if done jointly, shall [ * ]. Neither party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other party without the consent of such other party, which consent shall not be unreasonably withheld.

7.3.3. Cooperation. Each party agrees to cooperate fully with the other party in the preparation, filing, prosecution, maintenance, enforcement and defense of the Joint Patents. Such cooperation shall include, without limitation: (i) executing all papers and instruments, or requiring its employees or agents to execute such papers and instruments, so as to vest the ownership of the Joint Patents jointly in the Parties, and to enable the party having the right hereunder to do so to apply for, prosecute, maintain, enforce and defend its rights to the Joint Patents; (ii) providing the other party with notice of any matters coming to such party’s attention that may affect the preparation, filing, prosecution, maintenance, enforcement or defense of such rights in the Joint Patents; and (iii) undertaking no actions that are potentially deleterious to the preparation, filing, prosecution, maintenance, enforcement or defense of such rights on the Joint Patents.

8.             ROYALTIES

8.1  Royalties on Sales of Products by the Parties  Each Party (the “Royalty Paying Party” shall pay to the other Party (the “Royalty Receiving Party”) royalties on world-wide Net Sales of Products by the Royalty Paying Party, its Affiliates, or its sub-licensees, as follows:

8.1.1        For Products that are developed and/or marketed directly by the Royalty Paying Party or its Affiliates, the Royalty Receiving Party shall be entitled to receive a royalty equal to [ * ] of the annual Net Sales of such Products.

8.1.2        For Products that are developed and/or sold by sub licensees of the Royalty Paying Party, the Royalty Receiving Party shall be entitled to receive a royalty equal to [ * ] of the Sublicense Royalties.

8.2           Royalty Reductions

8.2.1  Notwithstanding the foregoing, in the event that (i) a Product of either Royalty Paying Party [ * ], and (ii) [ * ], the royalties payable pursuant to Section 8.1.1 and Section 8.1.2 above shall be [ * ] as of the beginning of [ * ], provided, however that such reduction shall only affect the royalty payable for sales effected [ * ].

8.2.2        Offset of Third Party License Fees. The Royalty Paying Party may offset [ * ] of any royalties or license fees it must pay to third parties pursuant to any licenses

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necessary to commercialize such Party’s Products (the “Royalty Offset”) against the royalties payable by the commercializing Party to the other Party; provided, however, that the necessity of obtaining such licenses arose or became known following the date of this Agreement.

8.2.3        No royalty reduction as set forth in Sections 8.2.1 and 8.2.2 or resulting from combination of Sections 8.2.1 and 8.2.2 shall have the effect to reduce the royalties payable by the commercializing Party to the other Party to less than [ * ] of the amounts that would have otherwise been due under the percentages set forth in Section 8.1, if the Product is covered by a Valid Patent Claim in the Joint Patents

8.3           Sublicensing Receipts. Where a Party receives payments, other than sublicensee Royalties from a sub licensee, in consideration for the grant of the sublicense, or the grant of an option to obtain a Sublicense, including without limitation license fees, down-payments, milestone payments, and license maintenance fees, but excluding payments specifically committed to cover costs actually incurred by such Party or their Affiliates in the development of the Products (herein, “Sublicense Fees”) such Party shall pay to the other Party an amount equal to [ * ] of such Sublicense Fees, within [ * ] of the date on which such Sublicense Fees are paid by the sub licensee.

8.4           Royalty Term The royalties specified in Sections 8.1 1 and 8.1.2 shall be payable on a country-by-country basis commencing with the First Commercial Sale of each Product and shall continue until the later of: (i) the expiration of ten (10) years from the first commercial sale of each such Product in that country (provided that in the case of a country within the European Union such ten (10) year period shall run from the date of First Commercial Sale of such Product anywhere in the European Union), and (ii) until the last to expire of any Valid Patent Claims claiming such Product which are included in the Joint Patents.

8.5           Royalty Calculation  Royalties shall be computed at the end of each calendar quarter, which, for the purpose of this Agreement, shall end on the last day of the month of March, June, September and December. If this Agreement is terminated for any reason during a quarter then, for the purpose of this clause only, the date of termination shall be the end of that current quarter. Royalties shall be paid for each quarter within [ * ] of the end of the quarter. All sums due under this Agreement are exclusive of any value added tax, which shall be payable in addition, against the rendering by the other party of any appropriate value added tax invoice.

8.6           Records  Each Party will maintain, and will cause its sublicensees to maintain, complete and accurate books and records which enable the royalties and other amounts payable hereunder to be verified. Upon reasonable prior notice to the commercializing Party, an auditor paid for and selected by the other Party shall have access, during normal business hours, to the books and records of the commercializing Party and its sublicensees to conduct a review or audit thereof. The auditor shall agree not to use or disclose any information contained in the commercializing Party’s or its sublicensees’ books or records, except for the purpose of fulfilling its duties as set forth in this provision. If the auditor determines that the commercializing Party or any sublicensee has underpaid royalties and other amounts payable by [ * ] or more, the Commercializing Party shall pay promptly, in addition to any such underpayment, the costs and expenses of such auditor in connection with its review or audit, provided

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that no Party shall be liable to reimburse the other Party for any underpayment that occurred more than [ * ] prior to such audit.

8.7           Currency Conversion Royalties shall be calculated and paid in Euro. For the purpose of computing the Net Sales revenue made in a currency other than Euro, the royalty-paying Party shall convert such currency from local currency to Euro in accordance with [ * ].

8.8           Taxes In the event that either Party (the “Paying Party”) is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to the other Party (the “Recipient Party”) due to the laws of such country, such amount shall be deducted from the payment to be made to the Recipient Party, and the Paying Party shall promptly notify the Recipient Party of such withholding and, within a reasonable time after making such deduction, furnish the Recipient Party with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

9.             WARRANTIES AND LIMITATION OF LIABILITY

9.1           Organization and Consents. Each of the Party’s hereby represents and warrants to the other Party that as of the Effective Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

9.2           No Conflict. Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable laws of regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

9.3           Intellectual Property. Each Party warrants that it independently developed, and is the owner or licensee (with the right to sublicense) or otherwise has rightful possession of, such Party’s Existing IP, including patents and patent applications. Each Party further warrants that as of the Effective Date such Party is not aware of any actual or threatened proceedings in which it is claimed or is implied that the use of such Party’s Existing IP infringes the rights of a third party, [ * ] and to the best of each Party’s knowledge, use of such Party’s Existing IP as set forth in this Agreement will not infringe the rights of any third party.

9.4           Disclaimer.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY

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WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES EXPRESSLY DO NOT WARRANT (I) THE SUCCESS OF ANY STUDY OR TEST COMMENCED PURSUANT TO THE JOINT RESEARCH PROGRAM OR THE DEVELOPMENT PROGRAM (II) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE EXISTING IP PROVIDED BY EACH PARTY.

9.5           Limitation of Liability.

NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OF THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

10.          INDEMNITY

10.1         Indemnification by QBI. QBI agrees to indemnify, defend, and hold harmless Atugen, its Affiliates and its sublicensees and their respective directors, officers, employees and agents (the “Atugen Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to (i) any breach by QBI of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the gross negligence or willful misconduct of QBI, or (iii) injuries resulting from the development, manufacture, use, sale or other disposition of any QBI Product in any country. In the event of any such claim against the Atugen Indemnified Parties by any third party, Atugen shall promptly notify QBI in writing of the claim and QBI shall manage and control, at its sole expense, the defense of the claim and its settlement. The Atugen Indemnified Parties shall cooperate with QBI and may, at their option and expense, be represented in any such action or proceeding. QBI shall not be liable for any litigation costs or expenses incurred by the Atugen Indemnified Parties without QBI’s prior written authorization. In addition, QBI shall not be responsible for the indemnification or defense of any Atugen Indemnified Party arising from any negligent or intentional acts by any Atugen Indemnified Party or the breach by Atugen of any obligation or warranty under this Agreement, or any claims compromised or settled without Atugen’s prior written consent.

10.2         Indemnification by Atugen. Atugen agrees to indemnify, defend, and hold harmless QBI, its Affiliates and its sublicensees, and their respective directors, officers, employees and agents (the “QBI Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to (i) any breach by Atugen of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the gross negligence or willful misconduct of Atugen, or (iii) injuries resulting from the development, manufacture, use, sale or other disposition of any Atugen Product in any country. In the event of any such claim against the

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QBI Indemnified Parties by any third party, QBI shall promptly notify Atugen in writing of the claim and Atugen shall manage and control, at its sole expense, the defense of the claim and its settlement. The QBI Indemnified Parties shall cooperate with Atugen and may, at their option and expense, be represented in any such action or proceeding. Atugen shall not be liable for any litigation costs or expenses incurred by the QBI Indemnified Parties without QBI’s prior written authorization. In addition, Atugen shall not be responsible for the indemnification or defense of any QBI Indemnified Party arising from any negligent or intentional acts by any QBI Indemnified Party or the breach by QBI of any obligation or warranty under this Agreement, or any claims compromised or settled without QBI’s prior written consent.

11.          TERM AND TERMINATION

11.1         Term  This Agreement shall be effective as of the date first above written and shall continue in full force and effect until the expiration of the Royalty term as set forth in Section 8.3, unless sooner terminated under this Section 11 (“Term” of the Agreement).

11.2.1      Termination for Breach. Either Party (the “Terminating Party”) shall be entitled, at such Party’s sole and absolute discretion to (i) terminate the licenses granted to the other Party (the “Non-Terminating Party”) pursuant to this Agreement, or (ii) terminate this Agreement in its entirety, in the event that the other Party commits a material breach of any of the terms of the Agreement and fails to remedy such breach within [ * ] of written notice given by the non-breaching party.

11.2.2      Effect of Termination for Breach: In the event that the Terminating Party elects to terminate only the licenses granted to the other Party pursuant to Subsection 11.2(i) above, the licenses granted to the Terminating Party hereunder shall remain in full force and effect, subject to payment of the royalty obligations set forth herein. In the event of termination for breach as set forth in this Article 11.2, the Non-Terminating Party shall transfer to the Terminating Party, and shall cause all of its sub licensees or Affiliates to transfer to the Terminating Party, by no later than [ * ] from the date of termination of participation under this Section 4.7. all Know-How and Materials relating to (a) the Joint Program IP, and (b) the information, data, Know How developed under this Agreement, to the extent necessary or useful for the development, manufacture, marketing and sale of Products and Drug Products in the other Party’s therapeutic area of interest.

11.3         Termination due to Failure to Perform in the Joint Research Stage

Without derogating from the generality of Section 11.2, either Party shall be entitled to terminate the Joint Research Program and to (i) terminate the licenses granted to the other Party or (ii) terminate the Agreement in the event of Failure to Perform of the other Party as provided in Section 3.6.4.

11.4.        Termination due to non-achievement of Development Milestones. Either Party (or its Affiliate or sub licensee) may (but is not obliged to) terminate the licenses granted to the other Party (the “Terminating Party”) in the event that the other party (the “Non-Achieving Party”) does not achieve its Development Milestones set forth [ * ], i.e. cancer indications for Atugen and a non-cancer indications for QBI, as set

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forth in the following table (the “Development Milestones”) within the timeframe set therefore:

Development Milestone	Atugen or sublicensee	Quark or sublicensee
[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

In the event of any termination according to this Section 11.4 the licenses granted by the Non-Achieving Party to the Terminating Party shall remain in full force and effect, subject to payment of royalties as provided in this Agreement.

Notwithstanding the foregoing, if the Non-Achieving Party is QBI and the reason for QBI’s failure to achieve the Development Milestones is due only to a failure of the siRNA molecules generated under this Agreement including Products or Drug Products to inhibit the 801 gene in a manner that is suitable for drug development, then the licenses granted to Atugen shall become non-exclusive.

11.5         Termination by Either Party Either Party shall be entitled to terminate this Agreement should the other Party hereto become insolvent, or if proceedings in voluntary or involuntary bankruptcy or pursuant to any other insolvency law shall be instituted by, on behalf of or against the other party, or if a trustee or receiver of the party’s property shall be appointed.

12.          DISPUTE RESOLUTION

Any disputes between the Parties which relates to an alleged breach of this Agreement, or is otherwise connected with this Agreement or any term or condition hereof, and cannot be resolved amicably by the Parties, shall be finally resolved by binding arbitration, except disputes regarding the validity, scope or enforceability of patents or trademarks, which shall be submitted to a court of competent jurisdiction. The arbitration shall be held in The Hague, Netherlands according to the rules of the International Chamber of Commerce (“ICC”) and the laws of the Netherlands. The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical industry appointed in accordance with applicable ICC rules. Any arbitration herewith shall be conducted in the English language to the maximum extent possible. Judgment on the award so rendered shall be final and may be entered in any court having jurisdiction thereof.

13.          PUBLIC ANNOUNCEMENTS; PUBLICATIONS

Promptly following execution of this Agreement by the Parties, either Party may issue an initial press release in such form as the Party may hereafter agree upon. Neither Party shall issue any further news release or other public announcement relating to this Agreement, including any of its terms, or to the performance of either party hereunder, without the prior written approval of the other Party, such approval not to be

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unreasonably withheld. Once the text or substance of any announcement has been so approved, it may be repeated without further approval.

14.          SCIENTIFIC PUBLICATIONS

Each Party will submit to the other for review and approval, such approval not to be unreasonably withheld, all proposed academic, scientific and medical publications and public presentations relating to research and development of Products or otherwise involving the Joint Program IP or their share therein, for review in connection with protection of such Intellectual Property rights, including without limitation, the preservation of exclusive Patent rights and/or to determine whether any confidential information set out therein should be modified or deleted. Written copies of such proposed publications and presentations shall be submitted to a party no later than [ * ] before submission for publication or presentation and the other party shall provide its comments with respect to such publications and presentations with [ * ] of its receipt of such written copy. Notwithstanding the foregoing, no such publication or presentation shall be made until such publication or presentation has been approved by each party’s patent counsel. Each party will comply with standard academic practice regarding authorship or scientific publication and recognition of contribution of other parties in any such publication.

15.          CONFIDENTIALITY

15.1         Each Party undertakes to keep and treat as confidential and not disclose to any third party, any information relating to the business or trade secrets of the other, nor make use of such information for any purpose whatsoever, except to those employees of the party who need to know for the purposes of this Agreement, provided that the foregoing obligation shall not extend to information which:

(a)           is or will have been known to the receiving party prior to the disclosure by the other party as evidenced by written record or other proof; or

(b)           is or will have been public knowledge through no fault of the receiving party; or

(c)           has been received from a third party who did not acquire it directly or indirectly from the disclosing party.

16.          NOTICES

All notices required to be given hereunder shall be given in writing to the recipient at the address stated below, or to such other address as the recipient may from time to time specify in writing by sending the same by pre-paid registered postage or facsimile and shall if sent by registered post be deemed to be five days after posting, and if sent by facsimile, shall be deemed to have been received at the time of delivery as indicated on the facsimile activity report.

If to Atugen, addressed to:

Thomas Christély, COO and CFO

Telephone: +49 30 9489 2800, Facsimile: +49 30 9489 2801

email: christely@atugen.com

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With a copy to:

Dr. Klaus Giese, CSO and VP Research

Telephone: +49 30 9489 2800, Facsimile: +49 30 9489 2801

email: giese@atugen.com

If to QBI, addressed to:

Dr. Daniel Zurr, President and CEO

Telephone: +972 8 9305111, Facsimile: +972-8-9406476

email: zurr@qbi.co.il

With a copy to:

Dr. Rami Skaliter, EVP Research and Development

Telephone: +972 8 9305111, Facsimile: +972-8-9406476

email: skaliter@qbi.co.il

17.          MISCELLANEOUS

17.1         Amendment of Agreement

Neither any alteration, modification or addition to this Agreement, nor any waiver of any of the terms hereof shall be valid unless made in writing and signed by the duly authorized representatives from both parties.

17.2         Force Majeure

Neither Party shall be deemed to be in breach of this Agreement or otherwise liable to the other Party for any delay in performance or any non-performance of any obligations under this Agreement (and the time for performance shall be extended accordingly) if and to the extent that the delay or non-performance is due to circumstances beyond its reasonable control including without limitation flood, fire, earthquake, riots or industrial disputes not involving employees of such party (“Force Majeure”).

A party suffering an event of Force Majeure shall promptly notify the other of the nature and extent of the circumstances giving rise to Force Majeure. If the relevant Force Majeure prevails for a continuous or aggregate period in excess of two months after the date on which the Force Majeure begins, the Party not suffering the event of Force Majeure is entitled to give notice to the other party terminating the Agreement forthwith. Neither party shall have any liability to the other in respect of termination of this Agreement due to Force Majeure, but rights and liabilities which have accrued prior to termination shall subsist and the parties shall meet to agree on the process for their continuing use.

17.3         Severability. If any part of this Agreement is declared invalid by any legal authority having jurisdiction over either Party, then such declaration shall not affect the remainder of the Agreement, which shall continue in full force and effect. The Parties shall revise the invalidated part in a manner that will render such provision valid and closely approximate the Parties’ original intent.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

17.4         Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

17.5         Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Atugen or QBI to act as agent for the other. Members of the Steering Committee shall remain, employees of Atugen or QBI, as the case may be.

17.6         Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

17.7         Further Action. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.8         Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that neither Party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party or (ii) to an Affiliate; provided, however, that in no event shall either Party’s obligations under the Joint Research Program be assigned to an Affiliate without the prior written consent of the other Party. Atugen acknowledges and agrees that the Research Program may be performed in whole or in party on behalf of QBI by QBI Enterprises Ltd...

17.9         Headings. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

17.10       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In witness whereof, the Parties have signed this Agreement effective as of the date first above written,

QBI		Atugen
Quark Biotech Inc./QBI Enterprises Ltd.

By	/s/ Daniel Zurr	By	/s/ P. Buckel, /s/ T. Christely
Name	Daniel Zurr	Name	P. Buckel, T. Christely
Title	CEO	Title	CEO, COO/CFO
Date	December 6, 2004	Date	November 30, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule A1

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Schedule A2

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Schedule B

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Schedule C

General description of the Joint Research and the specific Research Tasks. For each Research Task specify:

1.               Objectives of the Research Task

2.               Performing Party, responsible for performing the Research Task

3.               The specific activities that must be performed to complete the Research Task and the Research Task Deliverables

4.               The Party or Parties who will benefit from the results of the Research Task and bear the costs thereof as provided in Section 3.6.

5.               The Research Task Timeframe

6.               The Cost Estimate of the Research Task.

Schedule D

In relation to the Manufacturing Process File – specify the level of detail required (that enables the preparation of a Drug Master File (DMF) for submission in the IND application)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.